Exhibit 99.1

OPEN TEXT CORPORATION

RESTRICTED SHARE UNIT GRANT AGREEMENT

Grant Date:	February 3, 2012
Number of Units:	33,333

Open Text Corporation (the “Corporation”) grants to Mark J. Barrenchea (the “Executive”) 33,333 Restricted Share Units subject to the following terms and conditions:

1.	Subject to the terms and conditions of this Grant Agreement, the Corporation hereby credits to a separate Account maintained on the books of the Corporation the number of Restricted Share Units (the “RSUs”) set out above.

2.	Defined terms set forth in this Grant Agreement have the meanings set forth in Schedule “A”.

3.	Each RSU will give the Executive the right to receive, with respect to each such RSU which is a Vested RSU pursuant to the terms of this Grant Agreement relating to such RSU, an amount equal to the Payout Amount.

4.	The RSUs shall Vest in equal portions over three years. 11,111 RSUs shall Vest on the first anniversary of the Grant Date set forth above, an additional 11,111 RSUs shall Vest on the second anniversary of the Grant Date, and the balance of 11,111 RSUs shall Vest on the third anniversary of the Grant Date. Each such date shall be a Vesting Date.

5.	The Executive shall be entitled to receive, within 15 days following the Vesting Date, the Payout Amount in respect of the Vested RSUs and in any event, prior to December 31, 2015.

6.	A Executive’s RSU Account shall from time to time, until the Vesting Date, be credited with additional RSUs, the number of which shall be the quotient determined by dividing: one hundred per cent (100%) of the dividends declared and that would have been paid to the Executive if the RSUs in his or her RSU Account on the relevant record date for dividends on the Shares had been Shares (excluding stock dividends but including dividends which may be paid in cash or shares at the option of the shareholder) by the closing price of a Share on the TSE (or such other exchange as may be determined as set out in the definition of Fair Market Value) the day prior to the payment date of such dividends, with fractions computed to three decimal places. Any such additional RSUs shall have the same Vesting Dates as the RSUs in respect of which such additional RSUs are credited.

7.	In the case where the Executive is terminated for Just Cause or resigns, any RSUs which have not vested as of the Date of Termination (being in the case where the Corporation gives notice, the date specified by the Corporation as the date on which the Executive’s employment will terminate) the RSUs shall terminate and be of no further force and effect as of the Date of Termination.

8.	In the event of a termination of employment of the Executive by the Corporation other than for Just Cause, unvested RSUs which would have otherwise Vested during the applicable period following the Date of Termination set forth in Schedule “B” shall continue to Vest during that period and to the extent any RSUs have Vested during such period, the Executive shall be entitled receive the Payout Amount for such RSUs. Neither any period of notice nor any payment in lieu thereof upon termination of employment hereunder shall be considered as extending the period of employment for the purposes of vesting of RSUs hereunder notwithstanding anything to the contrary in any other agreement between the Corporation and the Executive.

9.	In the event of Disability, the RSUs shall continue to be eligible to Vest on the basis the Executive remains an employee of the Corporation.

10.	In the event of Death, the RSUs shall Vest on a pro rata basis, based on the proportion that the time period from the Grant Date to the date of death is of the time period from the Grant Date to the last Vesting Date.

11.	If the Executive’s employment is terminated by the Executive upon the giving of written notice of such termination to the Corporation within the 6 month period following a Change of Control, and within 60 days following the occurrence of a Parachute Event, all RSUs shall, following the giving of proper notice by the Executive, under this Agreement be deemed to Vest immediately.

12.	The Corporation may withhold from any Payout Amount payable to the Executive such amount as may be necessary to comply with Applicable Law relating to the withholding of tax or other required deductions.

13.	The rights or interests of the Executive under the Grant, including, without limitation, the RSUs, shall not be assignable or transferable, otherwise than in the case of death of the Executive as set out above, and such rights or interests shall not be encumbered by any means.

14.	The RSUs are not Shares, and the RSUs shall not entitle the Executive to exercise voting rights or any other rights attaching to the ownership of Shares, including, without limitation, rights on liquidation.

15.	Unless otherwise determined by the Board, the Payout Amount shall remain an unfunded obligation of the Corporation, and the Corporation’s obligations hereunder shall constitute general, unsecured obligations payable solely out of its general assets.

16.	Nothing contained herein shall be deemed to give the Executive an entitlement or right to continue in employment with the Corporation.

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17.	This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

DATED	as of the 3rd day of February, 2012.

OPEN TEXT CORPORATION

Per:	/s/ Gordon A. Davies
	Name:	Gordon A. Davies
	Title:	Chief Legal Officer and Corp. Secretary

The Executive hereby accepts the terms and conditions of this Agreement and agrees to be bound thereby.

DATED	as of the 3rd day of February, 2012.

/s/ Gordon A. Davies	/s/ Mark J. Barrenchea
Witness	Mark J. Barrenchea

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SCHEDULE “A”

(a)         “Change of Control” means either of the following events:

i.            the sale of all or substantially all of the assets of the Corporation; or

ii.            any transaction whereby any person, together with Affiliates and Associates of such person, or any group of persons acting in concert (collectively, “Acquiror” or “Acquirors”), acquires beneficial ownership of more than 50% of the issued common shares of the Corporation on a fully diluted basis, or any transaction as a result of which beneficial ownership of common shares constituting more than 50% in the aggregate of the issued common shares of the Corporation on a fully diluted basis cease to be held by persons who are shareholders of the Corporation as at the date hereof or by Affiliates or Associates of such present shareholders;

(for the purposes of this definition and this Agreement, the terms “Affiliate,” “Associate,” “group,” and “beneficial ownership” shall have the meanings ascribed thereto under Section 14(d)(2) of the Exchange Act, and Rule 13d-3 of the General Rules of the Exchange Act, respectively);

(b)         “Date of Termination” means the date of termination of the Executive’s employment, whether by death of the Executive, by the Executive or by the Corporation;

(c)         “Disability” means the ill health, physical or mental disability, or other causes beyond the control of the Executive, which result in the Executive being continuously unable or unwilling or has failing to perform the Executive’s duties for 120 consecutive days, or if, during any year of the employment period, the Executive has been unable or unwilling or the Executive failing to perform his duties for a total of 180 days, consecutive or note. The Board, acting reasonably, shall finally determine if the Executive is suffering from ill health, physical or mental disability or other causes beyond his control as hereinbefore set forth in the event of any dispute between the Executive and the Corporation concerning the occurrence of Disability for purposes of this Grant Agreement;

(d)         “Fair Market Value” with respect to a RSU as at any date means the simple average closing price at which the Shares as traded on the stock exchange on which the highest aggregate volume of Shares have traded for the five (5) trading days on which the Shares traded immediately preceding such date. In the event that the Shares are not listed and posted for trading on any stock exchange, the Fair Market Value shall be the fair market value of the Shares as determined by the Corporation in its discretion, acting reasonably and in good faith;

(e)         “Just Cause” means:

i.            the failure by the Executive to perform his duties according to the terms of his employment (other than those (A) that follow a demotion in his position or duties or (B) resulting from the Executive’s Disability) after the Corporation has given the Executive reasonable notice of such failure and a reasonable opportunity to correct it;

ii.          the engaging by the Executive in any act that is materially injurious to the Corporation, monetarily or otherwise, but not including (without limitation), following a Change of Control, the expression of opinions contrary to those directors of the Corporation who are not Incumbent Directors or those of the Acquirors;

iii.         the engaging by the Executive in any act of dishonesty resulting or intended to result directly or indirectly in personal gain of the Executive at the Corporation’s expense, including the failure by the Executive to honor his fiduciary duties to the Corporation and his duty to act in the best interests of the Corporation;

iv.        the failure by the Executive to comply with the provisions of Section 11(d) where the Executive elects to terminate his employment with the Corporation unless notice of such termination of employment is properly given in accordance with the terms of Section 14(b) hereof;

v.        the failure of the Executive to abide by the terms of any resolution passed by the Board of Directors; or

vi.       the failure by the Executive to abide by the policies, procedures and codes of conduct of the Corporation.

The Board shall provide Executive with advance written notice detailing the basis for the termination of employment for Just Cause. After Executive has received such notice, Executive shall have a reasonable opportunity to cure or remedy such alleged Just Cause events, to the extent applicable, and to present his case to the full Board (with the assistance of his own counsel) before any termination for Just Cause is finalized by a vote of a majority of the Board. Executive shall continue to receive the compensation and benefits provided by this Agreement until the Date of Termination.

(f)         “Parachute Event” means the occurrence of the following without the Executive’s written consent (except in connection with the termination of the employment of the Executive for Just Cause or Disability or termination of the Executive’s employment because of the death of the Executive):

i.            a material change (other than those that are consistent with a promotion) in the Executive’s position or duties, responsibilities, title or office in effect immediately prior to the Change of Control (except for a change in any position or duties as a director of the Corporation), which includes any change in the status of the Corporation as a public company and any removal of the Executive from or any failure to re-elect or re-appoint the Executive to any such positions or offices.

ii.          a material reduction by the Corporation or any of its subsidiaries of the Executive’s salary, benefits or any other form of remuneration payable by the Corporation or its subsidiaries; or

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iii.         any material failure by the Corporation or its subsidiaries to provide any benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, pension plan or retirement plan in which the Executive is participating or entitled to participate immediately prior to a Change of Control, or the Corporation or its subsidiaries taking any action or failing to take any action that would materially adversely affect the Executive’s participation in or materially reduce his rights or benefits under or pursuant to any such plan;

iv.        any other material breach by the Corporation of this Agreement;

For the sake of clarity, a forced relocation of Executive outside of Waterloo or the Greater Toronto Area shall be considered a material breach by the Corporation of this Agreement.

(g)         “Payout Amount” means, with respect to each Vested RSU, the Fair Market Value of such Vested RSU on the Vesting Date;

(h)         “Shares” means the Common Shares of the Corporation;

(i)         “Vesting Date” has the meaning ascribed thereto in Section 4; and

(j)         “Vested RSU” means a RSU which has vested in accordance with this Grant Agreement.

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SCHEDULE “B”

Vesting Period for Length of Service

Length of Service (years)	Vesting Period
Less than 10 years	12 months